                                                                   Exhibit 10.27

                              EMPLOYMENT AGREEMENT



     EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 15th day of April, 2002 by and between LANGER, INC., a New York corporation with offices at 450 Commack Road, Deer Park, NY 11729 ("Langer"), and ANTHONY J. PUGLISI, residing at 15 Carriage Court, Muttontown, New York 11791 (the "Executive").

         WHEREAS, Langer desires to employ the Executive as Vice President and Chief Financial Officer of Langer, and the Executive desires to serve Langer in such capacities, all upon the terms and subject to the conditions hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1.       Employment.

         Langer agrees to employ the Executive, and the Executive agrees to be employed by Langer, upon the terms and subject to the conditions of this Agreement.

         2.       Term.

         The term of the Executive's employment under this Agreement shall commence on the date hereof and shall continue through April 15, 2005 (the "Term"), unless earlier terminated as hereinafter provided. The Executive's employment shall continue after the Initial Term on a year-to-year basis (each, an "Additional Term" and, together with the Initial Term, the "Term") unless either the Executive or Langer gives written notice to the other not later than forty-five (45) days prior to the expiration of the Initial Term or any such Additional Term, as the case may be, of the decision not to extend the Executive's employment.

         3.       Duties; Efforts.

                  (a) During the Term of this Agreement, the Executive shall serve as the Vice President and Chief Financial Officer of Langer and shall perform all duties customary to and commensurate with his position and such other duties as may be assigned to him by the president and chief executive officer (the "President and Chief Executive Officer"), or the Board of Directors (the "Board"), of Langer. The Executive shall report directly to the President and Chief Executive Officer.

                  (b) The Executive shall devote all of his business time, attention and energies to the business and affairs of Langer and its affiliated corporations, shall use his best efforts to advance the best interests of Langer; provided, however, that, it shall not be


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

a violation of this Agreement for the Executive to (i) subject to approval by the Board in its sole discretion, serve on professional, industry, civic or charitable boards, committees or organizations, and (ii) manage passive personal investments, so long as any such activities do not interfere with the performance of the Executive's responsibilities as an employee of Langer in accordance with this Agreement.

                  (c) The Executive's principal office location will be at Langer's executive offices, which shall be located in (i) Long Island, but no more than fifty miles driving distance east from 450 Commack Rd, Deer Park, NY,
(ii) New York City (other than Staten Island), or (iii) lower Westchester County. The Executive shall travel to other locations as may be necessary for the Executive to perform his duties.

         4.       Compensation and Benefits.

                  (a) Base Salary. Commencing on the date hereof, Langer shall pay to the Executive a base salary (the "Base Salary") of $175,000 per year during the Term as compensation for the performance of services under this Agreement and the Executive's observance and performance of all of the provisions hereof. The Base Salary shall be paid in accordance with Langer's payroll practices for its executive employees and shall be subject to withholding for applicable taxes and other amounts. The Executive's performance and Base Salary shall be reviewed annually.

                  (b) Annual Bonus. At the Board's discretion, the Executive shall be eligible to receive, with respect to each calendar year, a cash bonus (the "Bonus"), in addition to and separate from the Executive's Base Salary. In the event that the Executive dies, suffers a Disability (as defined in Section 5(c)), is terminated by Langer without Cause or terminates his employment for Good Reason, then, at the end of the calendar year in which such termination occurs, the Company shall determine the amount of the Bonus which would have been paid to the Executive with respect to such calendar year and the Executive shall receive a pro rata portion of such Bonus through the date of such termination, which Bonus shall be paid in the same manner as bonuses are paid to other senior executives of the Company.

                   (c) Stock Options. In addition to the Executive's Base Salary and Bonus, Langer shall grant to the Executive, as of the date hereof, options to purchase 90,000 shares of its common stock (the "Options") under Langer's 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan"), at an exercise price of $8.07 per share. The Options shall be issued pursuant to a stock option agreement ("Stock Option Agreement") and are intended to be incentive stock options under the Internal Revenue Code of 1986, as amended ("Code"). Subject to acceleration or termination in accordance with the provisions of the Stock Option Agreement, Options for 20,000 shares shall vest on each of the first and second anniversary dates of the Stock Option Agreement and Options for 50,000 shares shall vest on the third anniversary date of the Stock Option Agreement.



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

                  (d) Out-of-Pocket Expenses. Langer shall promptly pay to the Executive the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by the Executive, shall promptly reimburse him for such payment, provided that the Executive properly accounts therefor and submits appropriate receipts therefor in accordance with Langer's expense policy.

                  (e) Participation in Benefit Plans. The Executive, subject to the terms, conditions and eligibility requirements applied generally, shall be entitled to participate in or receive benefits under any pension plan, health and accident plan or any other employee benefit plan or arrangement made available now or in the future by Langer to its employees and senior executives including, without limitation, 401(k) plans, medical, dental, life and disability plans of Langer. Nothing herein shall be deemed to require Langer to establish or retain any such plans.

                  (f) Vacation. The Executive shall be entitled to four (4) weeks of paid vacation in each calendar year (pro rated for the number of days in any such year during which he is so employed) and to all paid holidays given by Langer to its employees. No more than two consecutive weeks of vacation shall be taken at any one time without the prior approval of the President and Chief Executive Officer, and the Executive shall schedule vacations in a manner consistent with Langer's seasonal or other significant business requirements.

         5.       Termination.

         The Executive's employment hereunder shall terminate, or may be terminated, as follows:

                  (a) For Cause. Langer shall have the right to terminate the Executive's employment for "Cause". A termination for "Cause" is a termination by the President and Chief Executive Officer or by the Board, if the President and Chief Executive Officer or the Board makes a finding that the Executive has:

                           (i) breached, failed, or refused to comply with any
of the material terms of this Agreement;

                           (ii) refused, neglected or failed to perform his
material duties under this Agreement;

                           (iii) willfully or intentionally failed to carry out,
in any material respect, instructions of the President and Chief Executive Officer or the Board which are not inconsistent with his position;



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

                           (iv) been convicted of or admitted to (including nolo
contendere) any act of fraud, larceny, misappropriation of funds or embezzlement or to or of a crime other than traffic offenses;

                           (v) has been found personally (but not vicariously)
guilty (civilly or criminally) of acts constituting sexual harassment; or

                           (vi) repeatedly engaged in substance abuse; provided,
however, that

                                    (A) in the case of clauses (i), (ii) and
(iii) above, provided the Executive shall have received written notice at least 30 days prior to such termination specifying the actions constituting Cause, during which period he shall have the opportunity to cure such conduct; and

                                    (B) in the case of paragraphs (iv), (v), and
(vi) above, the President and Chief Executive Officer or the Board may terminate the Executive immediately upon delivery of a notice of termination.

                  (b) Other than For Cause. Langer shall have the right to terminate Executive's employment with Langer at any time without Cause upon thirty (30) days written notice to the Executive.

                  (c) Upon Death or For Disability. The Executive's employment with Langer shall immediately terminate upon his death without any further action. Langer shall have the right to terminate the Executive's employment immediately upon delivery of notice to the Executive as a result of the Executive's Disability. For purposes of this Agreement, a "Disability" shall be deemed to have occurred if the Executive has been unable due to any physical or mental illness or injury substantially to perform his duties hereunder for at least 60 consecutive days or for more than 120 days in any 360 day period.

                  (d) By the Executive for Good Reason. The Executive shall have the right to terminate his employment with Langer for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) Removal from his position as Vice President and
Chief Financial Officer (other than for Cause or by reason of the Executive's death or Disability);

                           (ii) Material diminution in the Executive's title,
position, duties or responsibilities, or the assignment to the Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the position of Vice President or Chief Financial Officer, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith;



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

                           (iii) Reduction in the Executive's Base Salary
without his consent or failure to implement or pay any compensation arrangements (including stock options) contemplated by this Agreement; provided, however, that Good Reason shall not exist pursuant to subsection (i), (ii) and (iii) of this Section 5(d) unless the Executive shall have delivered to the Board written notice at least thirty (30) days prior to such termination, specifying the actions constituting Good Reason, during which period Langer shall have the opportunity to cure such conduct;

                           (iv) The occurrence of a Change of Control (as
defined in Section 12(b) herein); provided, however, that a Change of Control shall be deemed Good Reason only if the Executive delivers to Langer a written notice of resignation (which notice shall not be required to state any reason) during the last 90 days of the 365 day period following the effective date of a Change of Control, which resignation may be effective no earlier than thirty
(30) days following delivery thereof; or

                           (v) Relocation of the offices of Langer without the
consent of the Executive to a location other than a location which is (A) in Long Island but no more than fifty miles driving distance east from 450 Commack Road, Deer Park, New York, (B) in New York City (other than Staten Island), or
(C) in lower Westchester County.

                  (e) By the Executive other than for Good Reason. The Executive shall have the right to terminate his employment with Langer at any time without Good Reason upon thirty (30) days written notice to Langer.

         6.       Payments Upon Termination.

                  (a) Death or Disability. In the event of the termination of the Executive's employment as a result of his death or Disability, Langer shall:

                           (i) pay to the Executive or his estate, as the case
may be, the Base Salary through the date of his death or Disability (pro rated for any partial month);

                           (ii) pay to the Executive or his estate, as the case
may be, any accrued and unpaid Bonus in accordance with Section 4(b);

                           (iii) provide to the Executive and/or his family, as
the case may be, (A) for the first year after the Executive's death or Disability, continued coverage under all welfare benefit plans, including medical, accident, life or other disability plans and programs, in which the Executive and his family participated immediately prior to his death or Disability to the extent such plans are maintained by Langer, and sharing in the cost of such benefit coverage in the same proportion as was in effect for the Executive immediately prior to his death or Disability, and (B) after such one
(1) year period, the Executive or his estate, as the case may be, shall be responsible for the full cost of the Executive's COBRA coverage.



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

                  (b) By Langer for Cause or by the Executive other than for Good Reason. In the event that the Executive's employment is terminated by Langer for Cause or by the Executive other than for Good Reason, Langer shall pay to the Executive the Base Salary through date of termination, and the Executive shall have no further entitlement to any other compensation or benefits from Langer. All vested and unvested options held by the Executive shall be cancelled and of no effect. In addition, the Executive shall be deemed to have offered any shares of Common Stock purchased by him pursuant to the Stock Option Agreement to Langer at a price per share equal to the lower of the Exercise Price or the fair market value (as determined pursuant to the 2001 Stock Incentive Plan) of the Common Stock at the time of such termination. Langer shall have 30 days from the date of termination to deliver written notice to the Executive electing to purchase such shares.

                  (c) By the Executive for Good Reason or by Langer other than for Cause or the Executive's Death or Disability. In the event that the Executive's employment is terminated by the Executive for Good Reason or by Langer other than for Cause or the Executive's death or Disability, then Langer shall:

                           (i) pay to the Executive the Base Salary through the
date of termination, within thirty (30) days of termination of his employment;

                           (ii) continue to pay Executive for a period of twelve
(12) months his Base Salary in effect on the date of termination;

                           (iii) pay to the Executive any accrued and unpaid
Bonus in accordance with Section 4(b) ; and

                           (iv) pay or reimburse the Executive for twelve (12)
months after the Executive's termination, for continued coverage under all welfare benefit plans, including medical, accident, life or other disability plans and programs, in which the Executive participated immediately prior to his termination, (provided that the Executive will share the cost of such benefit coverage in the same proportion as was in effect for the Executive immediately prior to his termination).

                  (d) The Executive acknowledges that upon the termination of his employment pursuant to Sections 5(a) - 5(e), he shall not be entitled to any payments or benefits that are not explicitly provided herein.

         7.       Covenant Regarding Inventions.

                  The Executive shall disclose promptly to Langer any and all inventions, discoveries, improvements, designs, processes, techniques, and patentable or copyrightable works developed, initiated, conceived or made by him, either alone or in conjunction with others, whether or not through the use of Company time, materials,


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

facilities, or otherwise, during the Term hereof, all of which shall be considered "work for hire" (as that term is defined under the Copyright Act of 1976, as amended) and he assigns and shall assign, without additional consideration, all of his right, title and interest therein to Langer or its nominee. Whenever requested to do so by Langer, the Executive shall execute any and all applications, assignments or other instruments that Langer shall deem necessary to apply for and obtain letters patent, trademarks or copyrights of the United States or any foreign country, or otherwise protect Langer's interest therein. These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements or copyrightable works made by the Executive during the Term and shall be binding upon the Executive's assigns, executors, administrators and other legal representatives.

         8.       Protection of Confidential Information.

                  As an inducement to Langer to enter into and perform its obligations under this Agreement, the Executive acknowledges that he has been and will be provided with information about, and his employment by Langer will, throughout the Term, bring him into close contact with, many confidential affairs of Langer and its subsidiaries and affiliates, including proprietary information about the business including, without limitation, costs, profits, finances, internal financial statements, projections, markets, sales, customers, advertisers, vendors, products, key personnel, pricing policies, operational methods, technical processes and methods, plans for future developments, software, data bases, computer programs, specifications, documentation, designs, trade secrets, technology, know-how, research and development, inventions, patents and copyrights (and any renewals, reissues, extensions, divisions, continuations and continuations in part thereof and registrations, applications, patents of addition and inventors certificates) and other information not available to the public (collectively "Confidential Information"), all of which are highly confidential and proprietary and all of which were developed by Langer at great effort and expense. The Executive further acknowledges that the services to be performed by him under this Agreement are of a special unique, unusual, extraordinary and intellectual character and that the nature of the relationship of the Executive with Langer is such that the Executive is capable of competing with Langer. In recognition of the foregoing, the Executive covenants and agrees during the Term and thereafter he will:

                  (a) keep secret all Confidential Information and not disclose them to anyone outside of Langer, either during or after the Term, except (i) with Langer's prior written consent; (ii) if required to be disclosed by law or by any government, regulatory or self-regulatory agency or body, except with respect to Confidential Information which the Executive is advised in writing by counsel to Langer is not required to be disclosed, provided that Executive shall have given Langer prompt notice of any such order or subpoena so that Langer may contest any such production; or (iii) for such Confidential Information which is or becomes generally available to the public other than as a result of the Executive's breach of this Section 8(a);



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                  (b) not make use of any of any Confidential Information for his own purposes or the benefit of anyone other than Langer; and

                  (c) deliver promptly to Langer on termination of this Agreement, or at any time Langer may so request, all Confidential Information, including but not limited to memoranda, notes, records, computer software discs, reports and other confidential documents (and all copies thereof) relating to the business, that he may then possess or have under his control, except that he may retain personal notes, notebooks, journals and diaries provided that such materials do not contain confidential information.

         9.       Restriction of Competition; Interference; Non-Solicitation.

                  (a) As an inducement to Langer to enter into and perform its obligations under this Agreement, the Executive covenants and agrees that, during the period of his employment and, for a period of one (1) year after the termination of his employment for any reason, neither the Executive nor his affiliates will, anywhere in the United States of America, Canada, Europe, or any other geographic area where Langer or its subsidiaries or affiliates does business or in which any of Langer's or Langer's subsidiaries' or affiliates' products are marketed, directly or indirectly, for their account or on behalf of any other Person (as defined in Section 9(b) below) or as an employer, employee, consultant, manager, agent, broker, contractor, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, licensor, licensee, sales representative, distributor, or otherwise:

                           (i) Solicit or engage in any business competitive
with the type of business engaged in by Langer or its subsidiaries or affiliates during the Term (each, a "Competitive Business");

                           (ii) Directly or indirectly for his own account or
the benefit of others solicit, hire or retain any employee of Langer or its subsidiaries or affiliates or persuade or entice any employee of Langer or its subsidiaries or affiliates to leave the employ of Langer or its affiliates;

                           (iii) Molest or interfere with the goodwill and
relationship with any of the customers or suppliers of Langer or its affiliates;

                           (iv) Persuade, accept, induce or solicit any of the
customers, subscribers or accounts of Langer or its affiliates, now existing or hereafter obtained, to engage anyone, other than Langer or its affiliates, to design, manufacture or market foot and gait-related biomechanical products for such customers, subscribers or accounts;

                           (v) invest in, lend money or give financial support
to any Competitive Business; or



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                           (vi) use or purport to authorize any Person to use
any name, mark, copyright, logo, trade dress, or other identifying words or images which are the same or similar to those used currently or in the past by Langer or its subsidiaries or affiliates in connection with any product or service, whether or not such use would be in a Competitive Business.

                  (b) Nothing contained in this Section 9 shall be deemed to prohibit the Executive from directly acquiring or holding, solely for investment, securities of any entity some of the activities of which constitute a Competitive Business so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such entity. For the purpose of this Agreement, "Person" shall mean any individual, entity or group within meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) Notwithstanding the foregoing, if Langer shall fail to make any payment due to the Executive under Section 6(c) which failure shall continue for thirty (30) days after delivery to Langer of written notice of non-payment, the restrictions set forth in subsection (a) above shall terminate.

         10.      Specific Remedies.

                  It is understood by the Executive and Langer that the covenants contained in this Section 10 and Sections 7, 8 and 9 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, Langer would not have agreed to enter into this Agreement. If the Executive commits a material breach of any of the provisions of Sections 7, 8 or 9 hereof, which is not cured or rectified within the time periods set forth in Section 5(a) above, such breach shall be grounds for termination for Cause. In addition, the Executive acknowledges that Langer may have no adequate remedy at law if he violates any of the terms thereof. The Executive therefore understands and agrees that Langer shall have, without prejudice as to any other remedies, the right upon application to any court of proper jurisdiction and without posting of any bond or other security whatsoever, to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief, it being acknowledged and agreed that any such breach will cause irreparable injury to Langer and that money damages will not provide an adequate remedy to Langer. If any provisions of Sections 7, 8 or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8 or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.



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         11.      Acknowledgments of the Executive and Langer.

                  (a) The Executive represents that (i) he has the right to enter into this Agreement and this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, (ii) his execution and delivery of this Agreement, and the performance of his obligations hereunder are not in violation of, and do not conflict with or constitute a default under any agreement by which he is bound or any order, decree or judgment to which he is subject, and (iii) the provisions of Section 7, 8 and 9 will not impose a hardship, financial or otherwise, on the Executive nor prevent him from being gainfully employed.

                  (b) Langer represents that (i) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement by Langer and the performance by Langer of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, (iii) this Agreement is a legal, valid and binding obligation of Langer, except to the extent that enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity and (iv) the execution and delivery of this Agreement by Langer and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under any agreement by which Langer is bound or any order, decree or judgment to which Langer is subject.


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         12.      Change of Control.

                  (a) If the Executive elects to terminate his employment pursuant to Section 5(d)(iv), Langer shall pay the Executive the amounts provided under Section 6(c) of this Agreement. Such amount shall be payable by Langer to the Executive as provided in Section 6(c). The Executive shall be responsible for payment of all income or excise taxes which may be imposed on the Executive as a result of the characterization of any such payments by the Internal Revenue Service upon audit of his tax returns as "excess parachute payments," as such phrase is defined in Section 280G of the Code.

                  (b) For the purpose of this Agreement, a "Change of Control" shall be deemed to have occurred if (i) any Person (other than (A) Langer or any subsidiary, (B) any pension, profit sharing, employee stock ownership or other employee benefit plan of Langer or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or (C) any Person who is directly or indirectly controlled by Warren Kanders or the Executive) is or becomes, after the date of this Agreement, the beneficial owner of 50.1% or more of the total voting power of the voting securities of Langer, (ii) during any period of up to two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Langer and any new director whose election or appointment by the Board of Directors of Langer or nomination or recommendation for election by Langer's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) a merger or consolidation of Langer is consummated with any other entity, (other than a merger or consolidation with an entity which is directly or indirectly controlled by Warren Kanders or the Executive or a merger for the purpose of changing Langer's state of incorporation), or (iv) the stockholders of Langer approve a plan of complete liquidation of Langer or an agreement for the sale or disposition by Langer of all or a majority of Langer's operating assets.

         13.      Notices.

     Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) upon receipt of electronic confirmation, if sent by facsimile transmission, (c) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or
(c) on the next business day, if mailed by an overnight mail service to the parties:



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if to Langer:                               if to the Executive:
------------                                -------------------

Langer, Inc.                                Mr. Anthony J. Puglisi
450 Commack Road                            15 Carriage Court
Deer Park, NY  11729                        Muttontown, New York 11791
Attn.:  Mr. Andrew Meyers                   Facsimile: ___________________
Facsimile:  (631) 667-1203


With a copy to:                             With a copy to:

Kane Kessler, P.C.                          William P. Costantini, Esq.
1350 Avenue of the Americas                 64 Bouton Rd.
New York, New York  10019-4896              South Salem, New York  10590
Attn: Robert L. Lawrence, Esq.              Facsimile: (201) 571-8106
Facsimile: (212) 245-3009


or at such other address or facsimile number as either party may from time to time specify to the other.

         14.      Miscellaneous.

                  (a) Successors; Binding Effect; Third Party Beneficiaries. In the event of a future disposition by Langer (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets, Langer will require any successor, by agreement in form and substance reasonably satisfactory to the Executive or by operation of law, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Langer would be required to perform if no such disposition had taken place. As used in this Agreement, "Langer" shall mean Langer as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  This Agreement is personal to the Executive and, without the prior written consent of Langer, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution with respect to the Executive's rights, if any, to be paid or receive benefits hereunder. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. Except for the foregoing, this Agreement shall not create any rights in favor of any party other than the parties hereto or their respective successors and assigns.

                  (b) Law Governing; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law). Langer and the Executive each agrees that the


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federal or state courts located in New York County, New York shall have exclusive jurisdiction in connection with any dispute arising out of this Agreement. Any litigation proceeding under this Agreement shall be confidential in nature to the fullest extent permitted by applicable law.

                  (c) Severability. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

                  (d) Headings. The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

                  (e) Acts and Documents. The parties agree to do, sign and execute all acts, deeds, documents and corporate proceedings necessary or desirable to give full force and effect to this Agreement.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                  (g) Modifications and Waivers. No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board and is agreed to in writing and signed by the Executive. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

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                                       35

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above.


                                                  EXECUTIVE

                                                     /s/ Anthony J. Puglisi
                                                     ----------------------
                                                         Anthony J. Puglisi



                                                  LANGER, INC.


                                                  By: /s/ Andrew H. Meyers
                                                      --------------------
                                                      Name:    Andrew H. Meyers
                                                      Title:   President



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